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                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the incorporation of our report, dated May 28, 1999, related to MST Anaytics, Inc. and Subsidiaries, included in this Form 8-K/A, into ATMI, Inc.'s previously filed Registration Statements File Nos. 33-77060, 33-93048, 333-49561, 333-56349, 333-55827, 333-
82089 and 333-94641. We also consent to the application of our report to the schedule labeled "Valuation and Qualifying Accounts" as of the date and period covered by our report.

                                         /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
September 19, 2000